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                                                            EXHIBIT 10.4(e)
                                                            ---------------

                     FOURTH  AMENDMENT OF LEASE AGREEMENT
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     This FOURTH AMENDMENT OF LEASE AGREEMENT is made and entered into this
1st day of August 1997, by and between LANDMARK ASSOCIATES OF MARYLAND II, a Maryland limited partnership herein called Landlord, and APPLIED RESEARCH CORPORATION, A Colorado corporation herein called Tenant.

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant heretofore entered into a Lease Agreement dated October 22, 1993, and subsequent amended said Lease Agreement on October 22, 1993, May 12, 1994, and January 13, 1997; and Tenant currently occupies approximately 11,295 rentable square feet on the eleventh (11th) and ground floors (herein called the Premises) in the building located at 8201 Corporate Drive, Landover, Maryland, (herein called the Building); and

     WHEREAS, Landlord and Tenant desire to make certain modifications to said Lease Agreement;

     NOW, THEREFORE, effective August 1, 1997, in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant agree as follows:

1. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree to reduce the area of Premises to approximately 2,561 rentable square feet substantially as shown on the floor plan attached hereto as Exhibit A-4.

2. The first sentence of Paragraph 3.1 (rent: Adjustment Rent) of the Lease Agreement, as previously amended, shall be deleted in its entirely and replaced with the following language:

     Tenant shall pay rent for the Premises during the Term at the rate of Fifty Seven Thousand Six Hundred Sixty and No/100 Dollars ($57,660.00) per annum (herein called the "Minimum Rent") in lawful money of the United States, in equal monthly installments of Four Thousand Eight Hundred Five and No/100 Dollars ($4,805.00), in advance, on or before the first (lst) day of each and every month during the Term at the office of Landlord herein designated (or such other place as Landlord may designate in a notice to Tenant), without prior demand therefor and without any setoff or deduction whatsoever.

3. Paragraph 3.b.(3) (Rent: Adjustment Rent)of the Lease Agreement, as previously amended, shall be deleted in its entirety and replaced with the following language:

     The "Tenant's Pro Rata Share" shall be one and 40/100 percent (1.40%).

4. Landlord shall have the right to terminate the Lease of approximately 1,551 rentable square feet of the Premises substantially as shown on the floor plan or plans attached hereto as Exhibit A-4 (herein called the "Reduction Premises"), by providing Tenant written notice at least thirty
     (30) days prior to the date on which Tenant's occupancy of the Reduction premises shall be terminated. Effective upon the termination of the lease by the Reduction Premises, Tenant's Minimum rent shall be Thirty Two Thousand Six Hundred Forty and No/100 Dollars ($32,640.00) per annum, in equal monthly installment of Two Thousand Seven Hundred Twenty and No/100 Dollars ($2,720.00), and Tenant's Pro Rata Share shall be zero and 55/100 percent (0.55%).

5. Upon and subject to the terms, covenants and conditions set forth in the Lease and hereinafter, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord approximately 2,272 rentable square feet on the eleventh (11th) floor substantially as shown on the floor plan or plans attached hereto as Exhibit A-4 (herein called the "additional premises"). The terms, covenants and conditions set forth in the Lease applicable to the Premises shall apply also to the Additional Premises.

6. The Additional Premises are leased for a term commencing August 1,1997 and ending September 30, 1997 (herein called the "Temporary Term"). Landlord may terminate the lease of the Additional Premises prior to the end of the Temporary Term by providing Tenant written notice at least thirty (30) days prior to the date on which tenant's occupancy of the Additional Premises shall be terminated.

7. Tenant shall pay rent for the Additional Premises during the Temporary Term at the rate of Three Thousand Twenty Nine and No/100Dollars ($3,029.00) per month, in advance, on or before the first (1st) day of each and every month during the Temprary Term at the office of Landlord hereind esignated (or suchother place as Landlord may desingate in a notice to Tenant), without prior demand therefor and without any setoff or deduciton whatsoever. The terms, covenants and conditions set forth in the Lease applicable to Minimum Rent shall apply also to rent for the Additional Premises.

8. In consideration for execution of the Amendment, Tenant agrees to forfeit to Landlord Tenant's security deposit of Five Thousand Six Hundred Fifty and No/.100 ($5,650.00).

9. The following language shall be inserted into the Lease as Paragraph 39. (Holding Over):

     Tenant shall have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express of implied consent of Landlord; (a) such tenancy shall be deemed a periodic tenancy from month-to-month only (b) such tenancy shall not constitute a renewal or extension of the Term of this Lease for any further term;and (c) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. In such event, monthly rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Minimum and Adjustment Rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the time specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition and covenant contained in this Lease.

10. Tenant understands and agrees that in the event that the Tenant fails to fully comply with any of the provisions of this Fourth Amendment of Lease Agreement, which causes the Landlord to seek a legal remedy against the tenant, that, as part of their legal proceedings, the Landlord retains the right to include the full financial obligations that would have otherwise been in effect over the Term of the original Lease Agreement and all previous Amendments.

11. If any of the terms or provisions of the original Lease Agreement or any subsequent amendments are in conflict with the terms or provisions of this Amendment, the terms or provisions of this Amendment shall prevail.

12. Landlord and Tenant hereby agree and certify that the Lease is in full force and effect and, except as expressly modified herein, all of the terms, covenants and conditions of the Lease and the prior Amendments shall remain in effect and unchanged. Landlord and Tenant further agree and certify that (a) there exists no default or breach on the part of either Landlord or Tenant under the Lease, nor has an event occurred which, with the giving of notice, passage of time or both, would constitute an event of default or breach under the terms of the Lease;
     (b) there exists no defenses against the enforcement of any righ tor remedy of either party under the Lease, or of any duty or obligation of Landlord or Tenant thereunder; and (c) both Landlord and Tenant have the full right, title and authority to execute and enter this Amendment and have taken all actions and obtained all approvals and consents necessary on their respective parts to authorize the transactions contemplated by this Amendment.


TENANT:                                 LANDLORD:

APPLIED RESEARCH CORPORATION            LANDMARK ASSOCIATES OF MARYLAND II



/s/                                     /s/
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S. P. S. Anand, President               ____________________, General Partner